     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 2002
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


               AMB PROPERTY CORPORATION                                         AMB PROPERTY, L.P.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       MARYLAND                                                     DELAWARE
               (STATE OF INCORPORATION)                                     (STATE OF INCORPORATION)

                      94-3281941                                                   94-3285362
         (I.R.S. EMPLOYER IDENTIFICATION NO.)                          (I.R.S. EMPLOYER IDENTIFICATION NO.)


                                  PIER 1, BAY 1
                         SAN FRANCISCO, CALIFORNIA 94111
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)


        AMENDED AND RESTATED AMB NONQUALIFIED DEFERRED COMPENSATION PLAN

                            (FULL TITLE OF THE PLAN)

            TAMRA D. BROWNE, ESQ.                                    COPY TO:
VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY                 LAURA L. GABRIEL, ESQ.
           AMB PROPERTY CORPORATION                          DEBORAH K. BRIONES, ESQ.
                PIER 1, BAY 1                                    LATHAM & WATKINS
       SAN FRANCISCO, CALIFORNIA 94111                        505 MONTGOMERY STREET
                (415) 394-9000                                      SUITE 1900
                                                         SAN FRANCISCO, CALIFORNIA 94111
                                                                  (415) 391-0600

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE FOR AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

                                                                                          PROPOSED
                                                                          PROPOSED         MAXIMUM
                                                          AMOUNT          MAXIMUM         AGGREGATE        AMOUNT OF
                                                          TO BE        OFFERING PRICE     OFFERING        REGISTRATION
        TITLE OF SECURITIES TO BE REGISTERED           REGISTERED(2)    PER SHARE(2)       PRICE(2)            FEE
        ------------------------------------           -------------    ------------       --------            ---
Amended and Restated AMB Nonqualified Deferred          $15,000,000          100%        $15,000,000         $1,380
Compensation Plan Obligations of AMB Property,
L.P. and AMB Property Corporation, including
Stock Units(1)

(1) The Amended and Restated AMB Nonqualified Deferred Compensation Plan Obligations (the "Obligations") are unsecured general obligations of AMB Property, L.P. and AMB Property Corporation to pay to participants their deferred compensation in accordance with the terms of the Amended and Restated AMB Nonqualified Deferred Compensation Plan. Certain of the Obligations include stock units representing deferred stock option gains and restricted stock. Each stock unit represents the right to receive a share of common stock of AMB Property Corporation. The issuance of the shares to be issued in satisfaction of the Obligations relating to deferrals of stock option gains and restricted stock has been previously registered under previously filed Forms S-8 relating to AMB Property Corporation's 1997 Stock Option and Incentive Plan, as amended, (Nos. 333-42015 and 333-78779) and 2002 Stock Option and Incentive Plan (No. 333-90042) or will be registered under Forms S-8 filed in connection with any future stock option or other incentive compensation plans which are maintained by AMB Property Corporation or AMB Property, L.P.

(2) Estimated for the Obligations in accordance with Rule 457(o) under the Securities Act solely for the purpose of calculating the registration fee.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         We have filed the following documents with the Securities and Exchange Commission which are hereby incorporated by reference in this Registration
Statement:

                  1. AMB Property Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 (including items incorporated by reference from AMB Property Corporation's Proxy Statement for AMB Property Corporation's 2002 Annual Meeting of Stockholders);

                  2. AMB Property, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2001 (including items incorporated by reference from AMB Property Corporation's Proxy Statement for AMB Property Corporation's 2002 Annual Meeting of Stockholders);

                  3. AMB Property Corporation's Quarterly Report on Form 10-Q for the period ended March 31, 2002;

                  4. AMB Property Corporation's Quarterly Report on Form 10-Q for the period ended June 30, 2002;

                  5. AMB Property, L.P.'s Quarterly Report on Form 10-Q for the period ended March 31, 2002;

                  6. AMB Property, L.P.'s Quarterly Report on Form 10-Q for the period ended June 30, 2002;

                  7. AMB Property Corporation's Current Reports on Form 8-K filed on January 23, 2002, January 24, 2002, April 11, 2002, April 23, 2002, May 8, 2002, July 9, 2002 and August
                      9, 2002 and on Form 8-K/A on July 10, 2002;

                  8. AMB Property, L.P.'s Current Reports on Form 8-K filed on January 23, 2002, April 23, 2002, May 8, 2002 and August 14, 2002;

                  9. The proforma financial statements for the divestiture of 25 properties to BPP Retail, LLC during 1999 from AMB Property Corporation's Current Report on 8-K filed on December 14, 1999;

                  10. The reports, financial statements and proforma financial statements for the Columbia Business Center, Manekin Portfolio, Technology Park II Portfolio, WOCAC Portfolio, Junction Industrial Park and the Miami Airport Business Center from AMB Property Corporation's Current Report on Form 8-K/A filed on November 16, 1999;

                  11. The reports, financial statements and pro forma financial statements for the J.A. Green Portfolio, Magnum Realty Corp. Portfolio, Beacon Centre Portfolio, AFCO Portfolio, AFCO Investors Portfolio, AFCO Cargo I Associates L.P. Portfolio and the WEST*PAC Portfolio from AMB Property Corporation's Current Report on Form 8-K/A filed on December 14, 2000; and

                  12. All documents filed by us with the Securities and Exchange
                      Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents.


         Information we file later with the Securities and Exchange Commission will automatically update and supercede this information.

         Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

         On March 14, 2002, Arthur Andersen was indicted on federal obstruction of justice charges arising from the government's investigation of Enron Corporation. On June 15, 2002, a jury in Houston, Texas found Arthur Andersen guilty of these federal obstruction of justice charges. We understand that Arthur Andersen is scheduled to be sentenced in October 2002. In light of the jury verdict and the underlying events, Arthur Andersen informed the Securities and Exchange Commission that it would cease practicing before the Securities and Exchange Commission by August 31, 2002, unless the Securities and Exchange Commission determined that another date is appropriate. A spokesperson for Arthur Andersen announced that, as of August 31, 2002, Arthur Andersen voluntarily relinquished, or consented to revocation of, its firm permits in all states where it was licensed to practice public accountancy with state regulators.

         On May 8, 2002, we announced that we appointed PricewaterhouseCoopers LLP to replace Arthur Andersen LLP as our independent accountants. We understand that the staff of the Securities and Exchange Commission has taken the position that it will not accept consents from Arthur Andersen LLP if the engagement partner and the senior manager for our audit are no longer with Arthur Andersen LLP. Because both the engagement partner and the senior manager for our audit are no longer with Arthur Andersen LLP and because Arthur Andersen LLP has ceased practicing before the Securities and Exchange Commission, we are no longer able to obtain the written consent of Arthur Andersen to the incorporation by reference into this Registration Statement of its audit reports with respect to our financial statements. However, Rule 437a under the Securities Act permits us to file this Registration Statement without a written consent from Arthur Andersen. Accordingly, Arthur Andersen will not be liable to you under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the Registration Statement. We believe, however, that other persons who are liable under Section 11(a) of the Securities Act, including AMB Property Corporation's officers and directors, may still rely on Arthur Andersen's audit reports as being made by an expert under the due diligence defense provision of Section 11(b) of the Securities Act.

ITEM 4. DESCRIPTION OF SECURITIES

                  The following description of our "obligations" under the Amended and Restated AMB Nonqualified Deferred Compensation Plan is qualified by reference to the plan document, a copy of which is attached as an exhibit to this registration statement. The Amended and Restated AMB Nonqualified Deferred Compensation Plan is intended to provide a select group of management and highly compensated employees and non-employee directors with an opportunity to defer a portion of their pre-tax compensation and accumulate tax-deferred earnings (or losses) thereon. Each participant is an unsecured general creditor of ours with respect to his or her own plan benefits. For purposes of the payment of benefits under the plan, any and all of our assets shall be, and remain, general, unpledged and unrestricted assets. Our obligations to pay deferred compensation under the plan, which we refer to as the "obligations," shall be that of an unfunded and unsecured promise to pay the money in the future. The plan is unfunded for tax purposes and for purposes of Title I of ERISA.

                  Subject to the terms and conditions set forth in the plan and conditions that the plan administrator may determine, each participant may elect to defer all or a portion of his or her base annual salary, annual bonus, directors' fees, stock option gains or restricted stock and stock and non-stock dividends paid with respect to the participant's deferred compensation account, as applicable. The amount of compensation to be deferred by each participant is based on elections made by the participant in accordance with the terms of the plan. Deferred stock option gains and restricted stock will be credited or debited to each participant's account in units representing the amount deferred divided by the fair market value of shares of AMB Property Corporation common stock. For each year of the plan, we may, in our sole discretion, credit a participant's company contribution account or company matching account established under the plan. Except with respect to deferred stock option gains and restricted stock, each participant must select from a range of investment alternatives chosen by the plan administrator against which to index their respective contributions, and the amount of the obligations payable to each participant will increase or decrease based on the investment returns of the chosen investment alternatives. A participant's election of an investment alternative, the allocation of obligations to such investment alternative and the crediting and debiting of amounts to a participant's account under the plan are not to be construed as an actual investment of his or her account in any such investment alternative or as any investment made on his or her behalf by us. Participant deferrals are placed in a special trust that restricts our management's use and access to the money. Notwithstanding the trust, all participant deferrals become our general assets, and thus, the participants will not have an ownership interest in any of the assets of the plan or in the investment alternatives they choose, and the participant deferrals will be subject to the claims of our general creditors in the event of our or AMB Property Corporation's bankruptcy or insolvency.

                  The obligations will become due in the event of the participant's retirement, death, other termination of employment or disability or our change of control or on such other date as the participant elects, and in the form elected by the participant in accordance with the terms of the plan. Participants may also take early distributions from the plan with a penalty or petition for early distributions without a penalty in the event of hardship. All distributions from a participant's deferred stock option gains and restricted stock will be in the form of AMB Property Corporation common stock, without any interest, depreciation or appreciation therein. Benefit payments under the plan, when received, are considered ordinary income, subject to income taxes and withholding.

                  Neither a participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the plan benefits, and all obligations are unassignable and non-transferable. No part of the plan benefits shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a participant or any other person, be transferable by operation of law in the event of a participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise other than to our creditors in the event of our bankruptcy or insolvency. Each participant may designate one or more beneficiaries to receive benefits upon the participant's death.

                  In the event of a distribution, recapitalization, reclassification, stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of AMB Property Corporation assets, or exchange of AMB Property Corporation common stock or other securities, issuance of warrants or other rights to purchase AMB Property Corporation common stock or other securities or other similar corporate transaction, the plan administrator may, in its sole discretion, take certain actions under the plan to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan or with respect to any account under the plan.

                  The total amount of obligations under the plan being registered pursuant to this Registration Statement is $15,000,000.

                  We may terminate or completely or partially amend the plan. No such termination shall adversely affect any participant or its beneficiary who has become entitled to the payments of any benefits under the plan as of the date of termination, and no such amendment shall decrease or restrict the value of a participant's account under the plan in existence at the time the amendment is made.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 2-418 of the Maryland General Corporation Law permits a corporation to indemnify its present or former directors or officers or any individual who, while a director of a corporation and at the request of a corporation, serves or has served as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and
(a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

         In addition, Section 2-418 of the Maryland General Corporation Law requires that, unless limited by its charter, a corporation must indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding.

         AMB Property Corporation's charter and bylaws provide in effect for the indemnification by it of its directors and officers to the fullest extent permitted by applicable law. AMB Property Corporation has purchased directors' and officers' liability insurance for the benefit of its directors and officers.

         AMB Property Corporation has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that AMB Property Corporation indemnify its executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.

         The partnership agreement of AMB Property, L.P. requires AMB Property, L.P. to indemnify AMB Property Corporation, its directors and officers, and such other persons as it may from time to time designate against any loss or damage, including legal fees and court costs incurred by the person by reason of anything it may do or refrain from doing for or on behalf of AMB Property, L.P. or in connection with its business or affairs unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIM

         Not Applicable

ITEM 8. EXHIBITS

Exhibit
Number        Description
------        -----------
4.1           Articles of Incorporation of AMB Property Corporation
              (incorporated by reference to Exhibit 3.1 of AMB Property
              Corporation's Registration Statement on Form S-11 (No.
              333-35915)).

4.2           Certificate of Correction of AMB Property Corporation's Articles
              Supplementary establishing and fixing the rights and preferences of the 8 1/2% Series A Cumulative Redeemable Preferred Stock
              (incorporated by reference to Exhibit 3.2 of AMB Property
              Corporation's Annual Report on Form 10-K for the year ended
              December 31, 1998).

4.3 Articles Supplementary establishing and fixing the rights and preferences of the 8 5/8% Series B Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of AMB Property
              Corporation's Current Report on Form 8-K filed on January 7,
              1999).

4.4 Articles Supplementary establishing and fixing the rights and preferences of the 8.75% Series C Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.2 of AMB Property
              Corporation's Current Report on Form 8-K filed on January 7,
              1999).

4.5 Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series D Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of AMB Property
              Corporation's Quarterly Report on Form 10-Q for the quarter ended
              March 31, 1999).

4.6 Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series E Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of AMB Property
              Corporation's Current Report on Form 8-K filed on September 14,
              1999).

4.7 Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series F Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of AMB Property
              Corporation's Current Report on Form 8-K filed on April 14, 2000).

4.8 Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series G Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of AMB Property
              Corporation's Current Report on Form 8-K filed on September 29,
              2000).

4.9 Articles Supplementary establishing and fixing the rights and preferences of the 8.125% Series H Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.3 of AMB Property
              Corporation's Current Report on Form 8-K filed on September 29,
              2000).

4.10 Articles Supplementary establishing and fixing the rights and preferences of the 8.00% Series I Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of AMB Property
              Corporation's Current Report on Form 8-K filed on March 23, 2001).

4.11 Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series J Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of AMB Property
              Corporation's Current Report on Form 8-K filed on October 3,
              2001).

4.12 Articles Supplementary redesignating and reclassifying all 2,200,000 Shares of the 8.75% Series C Cumulative Redeemable
              Preferred Stock as Preferred Stock (incorporated by reference to
              Exhibit 3.1 of AMB Property Corporation's Current Report on Form
              8-K filed on December 7, 2001).

4.13 Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series K Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of AMB Property

              Corporation's Current Report on Form 8-K filed on April 23, 2002).

4.14          Articles Supplementary redesignating and reclassifying 130,000
              Shares of 7.95% Series F Cumulative Redeemable Preferred Stock as
              Preferred Stock (incorporated by reference to Exhibit 3.2 of AMB
              Property Corporation's Quarterly Report on Form 10-Q filed on
              August 9, 2002).

4.15          Articles Supplementary redesignating and reclassifying all 20,000
              Shares of 7.95% Series G Cumulative Redeemable Preferred Stock as
              Preferred Stock (incorporated by reference to Exhibit 3.3 of AMB
              Property Corporation's Quarterly Report on Form 10-Q filed on
              August 9, 2002).

4.16          Second Amended and Restated Bylaws of AMB Property Corporation
              (incorporated by reference to Exhibit 3.11 of AMB Property
              Corporation's Annual Report on Form 10-K for the year ended
              December 31, 2000).

4.17          Amended and Restated AMB Nonqualified Deferred Compensation Plan

5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the validity of the Obligations being registered.

5.2 Opinion of Latham & Watkins regarding the validity of the Obligations being registered.

23.1          Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
              Exhibit 5.1 filed herewith).

23.2 Consent of Latham & Watkins (included in Exhibit 5.2 filed herewith).

24.1 Power of Attorney (included on the signature page of this Registration Statement).


ITEM 9. UNDERTAKINGS

         The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the undersigned pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of a registrant's annual report on Form 10-K pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication for such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of San Francisco, State of California, on this 1st day of October, 2002.

                                     AMB PROPERTY CORPORATION

                                     By:   /s/ MICHAEL A. COKE
                                           ------------------------------------
                                           Michael A. Coke
                                           Executive Vice President and Chief
                                           Financial Officer


                                     AMB PROPERTY, L.P.

                                            By AMB Property Corporation,
                                                its General Partner

                                     By:   /s/ MICHAEL A. COKE
                                           ------------------------------------
                                           Michael A. Coke
                                           Executive Vice President and Chief
                                           Financial Officer

                              POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Hamid R. Moghadam,
W. Blake Baird and Michael A. Coke and each of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of AMB Property Corporation, the general partner of AMB Property, L.P., and in the capacities and on the dates indicated.


                                   SIGNATURES

            SIGNATURE                                      TITLE                                DATE
            ---------                                      -----                                ----
     /s/ HAMID R. MOGHADAM               Chairman of the Board and Chief Executive        September 30, 2002
-----------------------------------
     Hamid R. Moghadam                     Officer (Principal Executive Officer)


     /s/ W. BLAKE BAIRD                            Director and President                 September 30, 2002
-----------------------------------
     W. Blake Baird


     /s/ T. ROBERT BURKE                                  Director                        September 30, 2002
-----------------------------------
     T. Robert Burke

            SIGNATURE                                      TITLE                                DATE
            ---------                                      -----                                ----
                                                          Director                                     , 2002
-----------------------------------                                                       -------------
     David A. Cole


                                                          Director                                     , 2002
-----------------------------------                                                       -------------
     Lynn M. Sedway


     /s/ JEFFREY L. SKELTON                               Director                        September 30, 2002
-----------------------------------
     Jeffrey L. Skelton


                                                          Director                                     , 2002
-----------------------------------                                                       -------------
     Thomas W. Tusher


     /s/ CARYL B. WELBORN                                 Director                        September 30, 2002
-----------------------------------
     Caryl B. Welborn


     /s/ MICHAEL A. COKE                Executive Vice President and Chief Financial        October 1, 2002
-----------------------------------
     Michael A. Coke                    Officer (Principal Financial and Accounting
                                                          Officer)

                                  EXHIBIT INDEX

Exhibit
Number        Description
------        -----------
4.1           Articles of Incorporation of AMB Property Corporation
              (incorporated by reference to Exhibit 3.1 of AMB Property
              Corporation's Registration Statement on Form S-11 (No.
              333-35915)).

4.2           Certificate of Correction of AMB Property Corporation's Articles
              Supplementary establishing and fixing the rights and preferences of the 8 1/2% Series A Cumulative Redeemable Preferred Stock
              (incorporated by reference to Exhibit 3.2 of AMB Property
              Corporation's Annual Report on Form 10-K for the year ended
              December 31, 1998).

4.3 Articles Supplementary establishing and fixing the rights and preferences of the 8 5/8% Series B Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of AMB Property
              Corporation's Current Report on Form 8-K filed on January 7,
              1999).

4.4 Articles Supplementary establishing and fixing the rights and preferences of the 8.75% Series C Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.2 of AMB Property
              Corporation's Current Report on Form 8-K filed on January 7,
              1999).

4.5 Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series D Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of AMB Property
              Corporation's Quarterly Report on Form 10-Q for the quarter ended
              March 31, 1999).

4.6 Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series E Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of AMB Property
              Corporation's Current Report on Form 8-K filed on September 14,
              1999).

4.7 Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series F Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of AMB Property
              Corporation's Current Report on Form 8-K filed on April 14, 2000).

4.8 Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series G Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of AMB Property
              Corporation's Current Report on Form 8-K filed on September 29,
              2000).

4.9 Articles Supplementary establishing and fixing the rights and preferences of the 8.125% Series H Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.3 of AMB Property
              Corporation's Current Report on Form 8-K filed on September 29,
              2000).

4.10 Articles Supplementary establishing and fixing the rights and preferences of the 8.00% Series I Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of AMB Property
              Corporation's Current Report on Form 8-K filed on March 23, 2001).

4.11 Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series J Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of AMB Property
              Corporation's Current Report on Form 8-K filed on October 3,
              2001).

4.12 Articles Supplementary redesignating and reclassifying all 2,200,000 Shares of the 8.75% Series C Cumulative Redeemable
              Preferred Stock as Preferred Stock (incorporated by reference to
              Exhibit 3.1 of AMB Property Corporation's Current Report on Form
              8-K filed on December 7, 2001).

4.13 Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series K Cumulative Redeemable Preferred
              Stock (incorporated by reference to Exhibit 3.1 of AMB Property

              Corporation's Current Report on Form 8-K filed on April 23, 2002).

4.14          Articles Supplementary redesignating and reclassifying 130,000
              Shares of 7.95% Series F Cumulative Redeemable Preferred Stock as
              Preferred Stock (incorporated by reference to Exhibit 3.2 of AMB
              Property Corporation's Quarterly Report on Form 10-Q filed on
              August 9, 2002).

4.15          Articles Supplementary redesignating and reclassifying all 20,000
              Shares of 7.95% Series G Cumulative Redeemable Preferred Stock as
              Preferred Stock (incorporated by reference to Exhibit 3.3 of AMB
              Property Corporation's Quarterly Report on Form 10-Q filed on
              August 9, 2002).

4.16          Second Amended and Restated Bylaws of AMB Property Corporation
              (incorporated by reference to Exhibit 3.11 of AMB Property
              Corporation's Annual Report on Form 10-K for the year ended
              December 31, 2000).

4.17          Amended and Restated AMB Nonqualified Deferred Compensation Plan

5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the validity of the Obligations being registered.

5.2 Opinion of Latham & Watkins regarding the validity of the Obligations being registered.

23.1          Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
              Exhibit 5.1 filed herewith).

23.2 Consent of Latham & Watkins (included in Exhibit 5.2 filed herewith).

24.1 Power of Attorney (included on the signature page of this Registration Statement).